EXHIBIT 32.2

Certification pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned  hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted  pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002,  that,  to my  knowledge,  the Annual Report on Form 10-KSB for the year ended September 30, 2005 of Universal Communication Systems,  Inc. (the “Company”)  fully complies with the  requirements of Section 13(a) or 15(d) of the Securities  Exchange Act of 1934, as amended, and that the information  contained in such periodic report fairly presents,  in all material respects,  the financial condition and results of  operations  of the  Company as of, and for,  the periods  presented  in such report.

Date:  January 13, 2006

/s/ CURTIS ORGILL
Curtis Orgill
Chief Financial Officer,
(Principal Financial and
Accounting Officer)